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Exhibit 4.6d

RECORDING REQUESTED BY, AND
WHEN RECORDED, MAIL TO:

Sosi Biricik
Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, California 92101-3375

INSTRUCTIONS TO COUNTY RECORDER:

Index this instrument as:

  (i)
  a Mortgage;

  (ii)
  a Fixture Filing; and

  (iii)
  a Deed of Trust.

NEW MEXICO UTILITIES, INC.

TO

WELLS FARGO BANK, N.A.,

TRUSTEE

THIRD AMENDMENT AND SUPPLEMENT TO INDENTURE OF MORTGAGE DATED FEBRUARY 14, 1992

[The Indenture to which this instrument is a supplement is a mortgage of both real and personal property, including chattels, and also constitutes, among other things, a security agreement creating a security interest in personal property. Such Indenture contains after-acquired property provisions. Such Indenture also contains an Agreement, in Section 9.04 thereof, by which New Mexico Utilities, Inc., as trustor, agrees to subject the real estate subject thereto to the terms of the Deed of Trust Act 48-10-1 to 48-10-21 NMSA 1978.]

        THIS THIRD AMENDMENT AND SUPPLEMENT TO INDENTURE OF MORTGAGE DATED FEBRUARY 14, 1992 (the "Third Amendment"), is made and entered into as of December 15, 2004, by and between NEW MEXICO UTILITIES, INC., a New Mexico corporation (the "Company"), and WELLS FARGO BANK, N.A., a national banking association (the "Trustee"), with respect to the following:

RECITALS

        A.    The Company executed that certain Indenture of Mortgage dated February 14, 1992 (the "Original Indenture") to Sunwest Bank of Albuquerque, National Association, which later became Nations Bank, N.A., a national banking association, as trustee, predecessor to Norwest Bank New Mexico, N.A., predecessor to Wells Fargo Bank New Mexico, N.A., predecessor to the Trustee. The Original Indenture was filed on March 31, 1992, as Document No. 92-222404, recorded in Book 92-5, Pages 9251 to 9380 in the Records of the County of Bernalillo, State of New Mexico.

        B.    The Original Indenture was amended pursuant to (i) that certain First Supplement to Indenture of Mortgage dated February 14, 1992 (the "First Amendment") dated as of May 15, 1992 and filed on July 8, 1992 as Document No. 92-68584, recorded in Book 92-16, Pages 1502-1508 in the Records of the County of Bernalillo, State of New Mexico and (ii) that certain Second Amendment and Supplement to Indenture of Mortgage dated February 14, 1992 (the "Second Amendment") dated as of October 21, 1996 and filed on November 4, 1996 as Document No. 96-120516, recorded in Book 96-29, Pages 6363-6385 in the Records of the County of Bernalillo, State of New Mexico. The Original Indenture, as amended and supplemented by the First Amendment and the Second Amendment, is hereinafter referred to as the "Existing Indenture," and the Existing Indenture as amended and supplemented by this Third Amendment is hereinafter referred to as the "Indenture."

        C.    The Company has requested that the Trustee enter into this Third Amendment setting forth the terms and conditions of the issuance of certain Bonds in the aggregate principal amount of $12,000,000, which Bonds shall be issued as "Series C" under and pursuant to the Indenture.

        D.    The Company has duly authorized the creation, execution and delivery of the Series C Bonds, and all things have been done which are necessary to make the Series C Bonds, when executed by the Company and authenticated and delivered by the Trustee under the Indenture and duly issued by the Company, the valid and binding obligations of the Company, and to constitute the Indenture a valid mortgage and deed of trust and a security agreement and contract for the security of the Bonds (including, without limitation, the Series C Bonds), in accordance with the terms of the Bonds and the Indenture. In addition, all other instruments and actions required pursuant to law and pursuant to the requirements of the Existing Indenture for the Trustee to execute and deliver this Third Amendment have been duly delivered or taken.

AMENDMENT

        IN CONSIDERATION of the foregoing recitals and pursuant to the authority granted under Section 13.01 of the Existing Indenture [Supplemental Indentures Without Consent of Bondholders], the Company and the Trustee agree that the Existing Indenture shall be amended in the following respects:

1.     DEFINITIONS.

        All terms used in this Third Amendment with initial capital letters and not defined herein shall have the meanings given to them in the Existing Indenture.

2.     GRANT OF REAL PROPERTY.

  (a)
  By its signature hereto, and to secure the payment of the principal of (and Make-Whole Amount, if any) and interest on the Outstanding Secured Bonds, and the performance of the covenants therein and in the Indenture contained, the Company by these presents does grant, bargain, convey, assign, transfer, mortgage, pledge, set over and confirm to the Trustee, In Trust, With Power Of Sale, all of the real property located in the County of Bernalillo, State of New Mexico, and more particularly described on Exhibit "1" to this Third Amendment as if set forth in this grant in full, together with all buildings, structures, improvements and other appurtenances situated thereon or therein.

  (b)
  Exhibit "A" to the Existing Indenture is hereby amended to add thereto those certain real properties described on Exhibit "1" to this Third Amendment.

3.     ORIGINAL ISSUANCE OF SERIES C BONDS.

        There is hereby added to the Existing Indenture a new Article, to be entitled Article XVII and which shall read in its entirety as follows:

"ARTICLE XVII
TERMS AND ISSUE OF SERIES C BONDS

        Section 17.01.    Specific Title, Terms and Forms.    There shall be a third series of Bonds entitled "First Mortgage Bonds, Series C 6.10%, due December 1, 2024" (herein called the "Series C Bonds"). The form thereof shall be substantially as set forth in Article II with such insertions, omissions, substitutions and variations as may be determined by the officers executing the same as evidenced by their execution thereof to reflect the applicable terms of the Series C Bonds established by this Article. The precise form of the Series C Bonds shall be as set forth in Exhibit A to the separate Bond Purchase Agreements (the "Purchase Agreement") dated as of December 15, 2004 between the Company, Southwest Water Company and each Purchaser named therein pursuant to which the Series C Bonds are sold and the Trustee is authorized to refer to such Purchase Agreement when any Series C Bonds are presented to the Trustee for authentication.

        The Stated Maturity of the Series C Bonds shall be December 1, 2024, and the aggregate principal amount thereof which may be authenticated and delivered and Outstanding is limited to $12,000,000.

        The Series C Bonds may be issued only as registered Bonds in denominations of $1,000 and any multiple thereof. The Series C Bonds shall bear interest from the later of the initial issuance of the Series C Bonds or the most recent Interest Payment Date to which interest has been paid or duly provided for. The Series C Bonds shall bear interest payable semi-annually on June 1 and December 1 of each year (the Interest Payment Dates of the Series C Bonds), at the rate of 6.10% per annum until the principal thereof shall be paid or duly provided for; provided that interest on any overdue principal, overdue Redemption Price, and (to the extent permitted by applicable law) overdue interest, shall accrue at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) 7.10% per annum. Interest shall be computed on the basis of a 360 day year of twelve 30 day months. In no event shall the interest payable on any Series C Bonds (including any interest on overdue interest or any overdue Redemption Price) exceed the maximum amount which the Holder thereof may legally collect under the then applicable usury law. In the event that it is hereafter determined by a court of competent jurisdiction that the interest payable under any Series C Bond (including any interest on any overdue Redemption Price or overdue interest) is in excess of the amount which the Holder thereof may legally collect under the then applicable usury law, then (i) all interest actually paid (including any interest on overdue interest or any overdue Redemption Price) in excess of the maximum amount legally collectible by such Holder shall be applied to the payment of principal of such Series C Bond or, if all principal shall previously have been paid, promptly repaid by such Holder to the Company, and (ii) interest on such Series C Bond (including any interest on overdue interest or any overdue Redemption Price) subsequent to the date of such determination shall be reduced to the maximum amount which it is determined that the Holder may collect under the then applicable usury law.

        Notwithstanding the provisions of Section 5.05 [Deposit of Redemption Price] or other provisions in the Indenture to the contrary, the principal and the Redemption Price of, and the interest on, the Series C Bonds shall be payable by depositing such amounts, before 12:00 noon, New York time, by federal funds bank wire transfer, in the account of each Bondholder of the Series C Bonds in any bank in the United States as may be designated in a written notice to the Company by such Bondholder, or in such other manner as may be directed, or to such other address in the United States as may be designated, in writing by such Bondholder. The addresses on Annex 1 to the Purchase Agreement with respect to the initial purchasers of the Series C Bonds shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to direct payments to such purchasers as aforesaid. With regard to any Series C Bond, the bank designated pursuant to this paragraph with respect to such Series C Bond shall be the Place of Payment in respect of such Series C Bond.

        The Regular Record Date referred to in Section 2.10 [Payment of Interest on Bonds; Interest Rights Preserved] for the payment of the interest payable on the Series C Bonds, and punctually paid or duly provided for, on any Interest Payment Date shall be the 15th day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

        If any payment due on, or with respect to, any Series C Bonds shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall not be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable only to the Interest Payment Date.

        Section 17.02.    Exchangeability.    Subject to Section 2.08 [Registration, Transfer and Exchange], all Series C Bonds shall be fully interchangeable, and, upon surrender at the office or agency of the Company which the Company maintains pursuant to Section 6.02 [Maintenance of Office or Agency] and delivery by the Company to the Bond Registrar, shall be exchangeable for other Series C Bonds of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, Series C Bonds whenever the same are required for any such exchange.

        Section 17.03.    Redemption.

        A.    The Series C Bonds are subject to redemption, in whole or in part, before their Stated Maturity in the following events and in the manner provided in Article V [Redemption of Bonds]:

  (1)
  At any time after issuance, at the option of the Company evidenced by a Board Resolution, in an amount not less than 5% of the aggregate principal amount of the Series C Bonds Outstanding in the case of a partial redemption, at a Redemption Price equal to 100% of the principal amount of the Series C Bonds to be redeemed, together with the Make-Whole Amount at such time (as shall be calculated by the Company which calculations shall be set forth in an Officers' Certificate delivered to each Holder of Series C Bonds and to the Trustee two (2) Business Days prior to the date of Redemption) and interest accrued to the Redemption Date, on a Redemption Date specified by the Company in compliance with Section 5.02 [Election to Redeem; Notice to Trustee]; and

  (2)
  From Major Event Proceeds, at a Redemption Price equal to 100% of the principal amount of Bonds to be redeemed, together with interest accrued to the Redemption Date, and on a Redemption Date that is the first date for which notice of redemption can be given by the Trustee as provided in Article V [Redemption of Bonds]; provided that such redemption may only be made if the Series C Bonds are redeemed pro rata with all other Outstanding Bonds of whatever series.

        B.    Notwithstanding the last sentence of the first paragraph of Section 5.04 [Notice of Redemption] and the first sentence of the second paragraph of Section 1.04 [Notices to Bondholders; Waiver], the giving of notice of redemption to each Holder of a Series C Bond, as provided in Section 5.04, shall be a condition precedent to the Company's right to redeem Series C Bonds in accordance with the foregoing clauses A(1) and A(2) of this Section 17.03. Any notice of redemption to any Holder of Series C Bonds for a redemption pursuant to clause A(1) of this Section 17.03 shall be accompanied by an Officers' Certificate as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of such redemption) setting forth the details of such computation.

        C.    Notwithstanding the provisions of Section 5.03 [Selection by Trustee of Bonds to Be Redeemed], if there is more than one Holder of the Series C Bonds, the aggregate principal amount of each required or optional partial redemption of the Series C Bonds shall be allocated in units of $1,000 or multiples thereof among the Holders of the Series C Bonds at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Series C Bonds then Outstanding held by each such Holder of Series C Bonds, with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion.

        D.    Notwithstanding the second sentence of Section 5.06 [Bonds Payable on Redemption Date] or the provisions of Section 5.07 [Bonds Redeemed in Part], no Holder of any Series C Bonds shall be required to surrender such Bond to any Person, or to file, or cause to be filed, with the Trustee any agreement or certificate required by Section 5.07, prior to receiving any payment thereon or in respect thereof; provided, however, that upon payment of the principal or the Redemption Price in full, and interest on and all other amounts in respect of such Series C Bond, the Holder thereof shall promptly thereafter surrender such Series C Bond to the Company and the Company shall deliver such redeemed Bonds to the Bond Registrar for cancellation. Any such Series C Bond so surrendered shall be cancelled and shall not be reissued, and no new Series C Bond shall be issued in lieu of such surrendered Series C Bond.

        E.    The Series C Bonds may be redeemed from Trust Moneys, as provided in Section 8.04 [Retirement of Bonds], including from moneys received by the Trustee as a result of casualty or condemnation, as provided in Articles VII [Possession and Release of Property] and VIII [Application of Trust Moneys], but only at the time, in the manner and at the Redemption Price specified in clauses (A)(1) and (2) of this Section 17.03. If the Series C Bonds shall be redeemed under Section 17.03A(2), then said Series C Bonds shall be redeemed pro rata with the Series B Bonds and any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 17.03A(2), in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Bonds Outstanding on the Redemption Date.

        Section 17.04.    Payment of Optional Redemption Price.    If the giving of notice of optional redemption shall have been completed as required in Article V [Redemption of Bonds], the Series C Bonds or portions of such Series C Bonds specified in such notice shall become due and payable on the Redemption Date at the applicable Redemption Price set forth in Section 17.03. On and after the Redemption Date (unless the Company shall default in the payment of such Bonds on the Redemption Date) interest on the Series C Bonds or the portions of the Series C Bonds so called for redemption shall cease to accrue.

        If any Holder of any Series C Bond which is redeemed in part only shall present such Bond to the Company, the Company shall execute and the Trustee shall authenticate and deliver to such Holder, at the expense of the Company, a new Series C Bond or Bonds in aggregate principal amount equal to the unredeemed portion of the Series C Bond so presented.

        Section 17.05.    Authentication and Delivery.    Upon the execution and delivery of this Third Amendment, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate, the Series C Bonds and deliver them to the purchasers thereof as instructed by the Company.

        Prior to the delivery by the Trustee of the Series C Bonds there shall be filed with the Trustee original executed counterparts of this Third Amendment, the Purchase Agreement, the Title Policies or commitments for issuance thereof, evidence of recording of this Third Amendment in the land records of Bernalillo County, New Mexico and all other documents required by the Indenture as a condition to the issuance of the Series C Bonds."

        Section 17.06.    Consent of Holders of Series C Bond to Supplemental Indentures under Section 13.02.
Supplemental Indentures referred to in the first sentence of Section 13.02 [Supplemental Indentures with Consent of Bondholders] which affect the Holders of the Series C Bonds shall require the consent of the Holders of not less than 70% in principal amount of the Series C Bonds then outstanding.

4.     CERTAIN AMENDMENTS TO ARTICLE I.

        (a)    Make-Whole Amount Definitions.    Section 1.01 [Definitions] of the Existing Indenture is hereby amended by adding the following definition of Make-Whole Amount for the Series C Bonds and the following related definitions:

          "Make-Whole Amount" means, with respect to any Series C Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Series C Bond, the principal of such Bond that is to be redeemed pursuant to Section 17.03 [Redemption] or has become or is declared to be immediately due and payable pursuant to Section 9.02 [Acceleration of Maturity; Recission and Annulment], as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Series C Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series C Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Series C Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets Commodities News for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Life.

          "Remaining Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) from the Settlement Date to the maturity of the Series C Bonds.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series C Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series C Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this provision.

          "Settlement Date" means, with respect to the Called Principal of any Series C Bond, the date on which such Called Principal is to be redeemed pursuant to Section 17.03 [Redemption] or Section 9.02 [Acceleration of Maturity; Recission and Annulment], as the context requires.

        (b)    Definition of Officers' Certificate.    The definition of "Officers' Certificate" contained in Section 1.01 [Definitions] of the Existing Indenture is hereby amended to read in its entirety as follows:

          "Officers' Certificate" means a certificate signed by (a) either the Chairman of the Board, the President or a Vice President and (b) by either the Treasurer or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Wherever this Indenture requires that an Officers' Certificate must be signed also by an Engineer or an Accountant or other expert, such Engineer, Accountant or other expert may (except as otherwise expressly provided in this Indenture) be in the employ of the Company and shall be acceptable to the Trustee."

        (c)    Definition of Place of Payment.    The definition of "Place of Payment" contained in Section 1.01 [Definitions] of the Existing Indenture is hereby amended to read, in its entirety, as follows:

          "Place of Payment" means, (a) when used with respect to the Series B Bonds (except as provided in clause (c) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series B Bonds designated in Section 16.01; (b) when used with respect to the Series C Bonds (except as provided in clause (c) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series C Bonds designated in Section 17.01; and (c) with respect to any exchange of Series B Bonds pursuant to Section 16.02 [Exchangeability], with respect to any exchange or surrender for redemption of any Series C Bonds pursuant to Section 17.02 [Exchangeability] and with respect to Bonds of any other series means a city or any political subdivision thereof in which the Company is by this Indenture required to maintain an office or agency pursuant to Section 6.02 [Maintenance of Office or Agency].

        (d)    Definition of Prior Lien.    The second line of the definition of "Prior Lien" contained in Section 1.01 [Definitions] of the Existing Indenture is hereby amended by adding the word "to" after the words "Exhibit A".

        (e)    Section 1.03    Notices.    Section 1.03 [Notices Etc. to Trustee and Company] is amended to restate the first address set forth in Section 1.03B to read as follows:

c/o Southwest Water Company One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, California 90017

        (f)    Section 1.13.    Section 1.13 [Deed of Trust Act Notices] of the Existing Indenture is hereby restated in its entirety to read as follows:

          "Section 1.13. Deed of Trust Act Notices. For the purpose of complying with Section 48-10-5C of the Deed of Trust Act, the addresses for notices pursuant to the Deed of Trust Act of the Trustee, the trustor (i.e., the Company) and each beneficiary (i.e., each holder of Bonds issued and outstanding pursuant to this Indenture) shall be as follows:

(a) Trustee:	Wells Fargo Bank, N.A. Corporate Trust and Escrow Services 1740 Broadway, MAC C7300-107 Denver, Colorado 80274 Attn: Trustee for New Mexico Utilities, Inc.
(b) Trustor:	New Mexico Utilities, Inc. c/o Southwest Water Company One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, California 90017 Attn: Chief Financial Officer
(c) Each Beneficiary: (Bondholder)	Wells Fargo Bank, N.A. Corporate Trust and Escrow Services 1740 Broadway, MAC C7300-107 Denver, Colorado 80274 Attn: Bondholders of New Mexico Utilities, Inc.

        Service of such notices pursuant to the Deed of Trust Act shall be in accordance with the provisions thereof."

5.     AMENDMENTS TO ARTICLE II.

        (a)    Section 2.01.    Section 2.01 [General Limitations; Issuable in Series] of the Existing Indenture is hereby restated in its entirety to read as follows:

          "Section 2.01. General Limitations; Issuable in Series. The aggregate principal amount of Bonds which may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in Articles III [Terms and Issue of Series A Bonds] and IV [Authentication and Delivery of Additional Bonds] and the provisions of this Indenture creating any series of Bonds.

          The Bonds may be issued in series as from time to time authorized by the Board of Directors."

        (b)    Section 2.08.    The last paragraph of Section 2.08 [Registration, Transfer and Exchange] of the Existing Indenture is hereby amended to read, in its entirety, as follows:

          "The Company shall not be required (i) to issue, transfer or exchange any Bond of any series (other than a Series B Bond or Series C Bond) during a period beginning at the opening of business 15 days before the day of the first mailing of a notice of redemption of Bonds of such series under Section 5.04 [Notice of Redemption] and ending at the close of business on the day of such publication or mailing, or (ii) to transfer or exchange any Bond (other than a Series B Bond or Series C Bond) so selected for redemption in whole or in part, or (iii) to exchange any Bond (other than a Series B Bond or Series C Bond) during a period beginning at the opening of business on any Regular Record Date for such series and ending at the close of business on the relevant Interest Payment Date therefor. If and to the extent so provided with respect to the Bonds of any particular series, the Company shall, at the option of the Holder of a Bond of any series as to which the Company shall have delivered a notice of redemption under Section 5.04 [Notice of Redemption], be required to transfer or exchange any such Bond which has been selected in whole or in part for redemption upon surrender thereof at the office or agency of the Company in a Place of Payment therefor, provided that the Trustee may make such arrangements as it deems appropriate for notation on each new Bond issued in exchange for or upon the transfer of the Bond so selected for redemption of an appropriate legend to the effect that such new Bond has been so selected for redemption."

        (c)    Section 2.09.    The proviso in lines 6 through 9 of the first paragraph of Section 2.09 [Mutilated, Destroyed, Lost and Stolen Bonds] of the Existing Indenture is hereby amended to delete the words "Series A Bond or Series B Bond" and replace them with the words "Series B Bond or Series C Bond."

6.     BONDABLE CAPACITY.

        (a)    Definition of Bondable Capacity.    The definition of Bondable Capacity appearing in Section 4.02A of the Existing Indenture is hereby amended and restated to read, in its entirety, as follows:

          "Bondable Capacity" means a dollar amount, calculated as of the date of certification of Bondable Capacity, equal to (a) the sum of:

    (i)
    the Adjusted Amount of Bondable Property; plus

    (ii)
    the Amount of Property Additions not previously included in any Summary Certificate of Bondable Capacity; less

    (iii)
    the amount of Retirements not previously included in any Summary Certificate of Bondable Capacity less the sum of the credits specified in Section 4.02B(2)(c) and (e) against such Retirements; less

    (iv)
    the sum of the withdrawals and releases specified in Section 4.02B(2)(d) and not previously included in any Summary Certificate of Bondable Capacity;

  less (b) 154% of the aggregate principal amount of any Bonds Outstanding as of the date of such certification, and less (c) the outstanding principal amount of any Prior Lien Obligations.

        (b)    Certificate of Bondable Capacity.    Clause 2 of Section 4.02B [Requested Use of Bondable Capacity] is hereby amended as follows:

            (i)  Subclauses (c) through (i), inclusive, appearing therein are hereby amended and restated in their entirety to read as follows:

            "(c)    The aggregate amount (Item 3(a) in the Summary Certificate of Bondable Property) of all Retirements during the period from the date to which Retirements had been included in Item 3(a) of the most recent Summary theretofore filed with the Trustee (or the Cut-Off Date in the case of the second such Certificate) to the later of (i) a date not earlier than the 90th day before the date of the related Application and (ii) the terminal date in the period specified pursuant to Subclause (b) above.

            The credits (Item 3(b) in the Summary Certificate of Bondable Capacity) against Retirements, which shall equal, subject to the provisions of the last sentence of Subclause (e) below, the sum of the following:

                (i)  the excess of credits against Retirements carried forward from the most recent Certificate, as provided in the last sentence of Subclause (e) below;

               (ii)  the aggregate amount of cash and purchase money and governmental obligations delivered to the Trustee and Bondable Capacity certified to the Trustee for use as a basis for releases under Section 7.02 [Releases] during the period covered by Subclause (c) above; and

              (iii)  all insurance moneys received by the Trustee pursuant hereto or paid to a trustee, mortgagee or other holder under a Prior Lien during the period covered by Subclause (c) above on account of the damage, loss or destruction of any Bondable Property.

            (d)   The withdrawals and releases (Item 5 in the Summary Certificate of Bondable Capacity) shall equal the sum of the following actions applied for after the Cut-Off Date through the date of such Certificate (excluding the action applied for in such Certificate) and not included as a deduction in Item 5 of any previous Summary Certificate of Bondable Capacity: (i) 100% of any Deposited Cash withdrawn under Section 4.05 [Withdrawal of Deposited Cash], (ii) 100% of any Trust Moneys withdrawn under Section 8.02 [Withdrawal of Basis of Bondable Capacity] and (iii) 100% of any Bondable Property used as a basis for the release of any of the Trust Estate under Section 7.02 [Releases].

            (e)   The new Adjusted Amount of Bondable Property (Item 6 in the Summary Certificate of Bondable Capacity) which shall be determined by subtracting the sum of (i) the net amount of Retirements (Item 4) plus (ii) withdrawals and releases (Item 5) from the sum of Items 1 and 2. The net amount of Retirements (Item 4) shall be determined by deducting the credits shown pursuant to Subclause (c) above (Item 3(b)) from the aggregate amount of Retirements shown pursuant to Subclause (c) above (Item 3(a)). If in any case the credits against Retirements exceed the aggregate amount of Retirements shown pursuant to Subclause (c) above (Item 3(a)), the net amount of Retirements for the purpose of this Subclause shall be deemed to be zero, but such excess of credits against Retirements may be carried forward and used as a credit against Retirements in the next Certificate.

            (f)    The gross Bondable Capacity (Item 7 in the Summary Certificate of Bondable Capacity) is the new Adjusted Amount of Bondable Property shown pursuant to Subclause (e) above (Item 6).

            (g)   154% of the aggregate principal amount of Bonds Outstanding and the principal amount of outstanding Prior Lien Obligations (Items 8 and 9 of the Summary Certificate of Bondable Capacity) as of the date of the Certificate.

            (h)   The net Bondable Capacity shall be derived by subtracting the sum of Items 8 and 9 from gross Bondable Capacity (Item 7). Net Bondable Capacity shall not be less than one of the following amounts which shall be specified in Item 11 of the Summary Certificate of Bondable Capacity:

                (i)  154% of the aggregate principal amount of any additional Bonds whose authentication and delivery are then being applied for under this Section, or

               (ii)  100% of the following applicable amount then being applied for under this Section: (x) the amount of any Deposited Cash then being withdrawn under Section 4.05 [Withdrawal of Deposited Cash], (y) the amount of Trust Moneys then being withdrawn under Section 8.02 [Withdrawal on the Basis of Bondable Capacity] and (z) any Bondable Property which is then being used as a basis for a release under Section 7.02 [Releases].

              (i)  The net Bondable Capacity remaining after the action applied for (Item 12) shall be derived by subtracting from the net Bondable Capacity specified in Item 10, 154% of the amount of the action applied for specified in Subclause (h)(i) above, or (ii) 100% of the amount of the action applied for specified in Subclause (h)(ii), whichever shall be applicable."

             (ii)  The form of Summary Certificate of Bondable Capacity appearing therein is hereby amended and restated in its entirety to read as follows:

*****************************************

SUMMARY CERTIFICATE OF BONDABLE CAPACITY

No.

        The undersigned hereby certify that the following is a true summary of the Certificate:

Start with:

1.	The Adjusted Amount of Bondable Property listed in Item 6 of the next previous Certificate (Certificate No. )		$
Then take the new gross Property Additions as shown in Item 2 below:
2.
	Amount of additional Property Additions now certified, being the Amount of all or some Property Additions in the period from through (none of which has been certified in any previous Certificate of Bondable Capacity)		$
Then determine the deduction for Retirements by deducting Item 3(b) below from Item 3(a) below to produce item 4:
3.	Net Retirements are determined as follows:
	3(a).	The aggregate amount of all Retirements occurring in the period from through (none of which has been certified in any previous Certificate of Bondable Capacity)	$
	3(b).	The sum of the credits against such Retirements (amounts greater than item 3(a) may be carried forward to next Certificate)	$
4.	The net amount of Retirements to be deducted (not less than zero)		$
Then determine the amount of withdrawals and releases not previously deducted:
5.
	The sum of the following withdrawals and releases applied for after the Cut-off Date and through the date of this Certificate (but not including the action applied for herein) (none of which has been included in this item 5 of any previous Certificate of Bondable Property): (i) 100% of the amount of any Deposited Cash withdrawn under Section 4.05 [Withdrawal of Deposited Cash], (ii) 100% of any Trust Moneys withdrawn under Section 8.02 [Withdrawal on Basis of Bondable Capacity] and (iii) 100% of any Bondable Property used as a basis for the release of any of the Trust Estate under Section 7.02 [Releases]		$
Then determine the new Adjusted Amount of Bondable Property now being certified by deducting the sum of items 4 and 5 from the sum of items 1 and 2 to produce item 6:
6.	New Adjusted Amount of Bondable Property now being certified		$

Item 6 is the new gross Bondable Capacity and should be entered as item 7:
7.	Gross Bondable Capacity	$
Deduct the sum of Items 8 and 9 from Item 7 to produce Item 10:
8.	154% of the aggregate principal amount of Bonds Outstanding	$
9.	Principal amount of Prior Lien Obligations	$
10.	Net Bondable Capacity available for the action applied for	$
Deduct Item 11 from Item 10 to produce Item 12:
11.
	Amount of the action applied for: (a) 154% of the aggregate principal amount of the Bonds to be issued or (b) 100% of the following amount then being applied for: (i) the withdrawal of Deposited Cash under Section 4.05, (ii) withdrawal of Trust Moneys under Section 8.02, or (iii) using Bondable Property as the basis for the release of any of the Trust Estate under Section 7.02	$
12.	Net Bondable Capacity remaining after subtracting the amount in Item 11 from Item 10	$
13.	Principal amount of Bonds available to be issued (65% of Item 12)	$
Dated: , .
(Title)
(Title)
(Engineer)
(Accountant)

**************************************************

7.     LEGAL OPINIONS.

        (a)    Section 4.02B(7) Opinion.    The opinion required by Subclause B(7) of Section 4.02 is hereby amended by changing the period at the end of Subclause B(7)(e) to a semicolon and adding the following proviso to said Subclause B(7):

  "; provided that (i) the opinions in Subclause B(7)(a) and (b) and (ii) the opinion in Subclause B(7)(d) with respect to the Indenture being a lien on specific Property Additions valid against subsequent transferees (collectively the "Real Estate Opinions") may be satisfied by an Officers' Certificate addressed to the Trustee and signed also by an Engineer certifying as to the matters set forth in such Real Estate Opinions and made in reliance upon Title Policies, UCC searches and any certificates, opinions and other documents deemed appropriate by the signers of such Officers' Certificate."

        (b)    Section 6.05A Opinion.    The opinion required by Clause A of Section 6.05 is hereby amended by restating the parenthetical in Clause A which permits the opinion to be rendered in reliance on one or more policies of title insurance to read as follows:

  "... (which opinion may be rendered in reliance on one or more policies of title insurance or on being informed by a title insurance company issuing any such policy and on UCC Searches)..."

8.     COVENANTS.

        (a)    Maintenance of Office or Agency.    The first two sentences of Section 6.02 [Maintenance of Office or Agency] of the Indenture are hereby amended to read as follows:

          "The Company will maintain an office or agency in the vicinity of Los Angeles, California where Bonds may be presented or surrendered for payment, where Bonds entitled to be registered, transferred, exchanged or converted may be presented or surrendered for registration, transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served. The address of the Company's office or agency is One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017 and the Company agrees to give prompt written notice to the Trustee and each Bondholder of any change in the location of such office or agency."

        (b)    Dividend Covenant for Series C Bondholders.    In consideration of and in connection with the issuance of the Series C Bonds, the Company makes the following additional covenant in favor of the Series C Bondholders (but not the Series B Bondholders or the Bondholders of any subsequent series of Bonds, if any):

          Dividend Covenant.    Section 6.14 [Payment of Dividends] of the Existing Indenture is hereby amended by adding the following to the end of the first paragraph thereof:

            "In addition to the foregoing, for so long as any of the Series C Bonds are Outstanding the Company will not declare or make or incur any liability to make any Distribution in respect of the common stock of the Company if, immediately after giving effect to the proposed Distribution, the aggregate amount of Distributions in respect of its common stock made during the period subsequent to December 31, 2003 would exceed: the sum of (a) $7,751,000, plus (b) 90% of the aggregate Net Income (or 100% of Net Income if Net Income shall be a deficit) accrued subsequent to December 31, 2003."

        (c)    Financial Reports to Series C Bondholders.    Article VI [Covenants] of the Existing Indenture is hereby amended by adding thereto a new Section, to be entitled Section 6.16 and to read in its entirety as follows:

          "Section 6.16. Financial Reports to Series C Bondholders.    For so long as any of the Series C Bonds are Outstanding, the Company shall furnish to each of the Series C Bondholders at their addresses for notices pursuant to Section 1.04 [Notices to Bondholders; Waiver] all financial statements and information, notices, reports and other information required pursuant to, and otherwise comply with each of, the provisions of Section 4.1 (together with any successor provision, and as such provision or successor provision may be amended from time to time) of the Purchase Agreement pursuant to which the Series C Bonds were originally sold, which provisions are incorporated by reference herein, mutatis mutandis, with the same effect as if set forth herein."

9.     CONDEMNATION OF ENTIRE TRUST ESTATE.

        The parenthetical phrase beginning in line 6 of Section 8.10 [Condemnation of Entire Trust Estate] of the Existing Indenture following the words "Outstanding Secured Bonds" is hereby amended and restated in its entirety as follows:

          "(other than the Series B Bonds, which shall only be redeemable pursuant to Section 16.03 [Redemption] and the Series C Bonds, which shall only be redeemable pursuant to Section 17.03 [Redemption])"

10.   EVENTS OF DEFAULT.

        Section 9.01 [Events of Default] of the Existing Indenture is hereby amended by adding thereto a new subsection 9.01C, to read, in its entirety, as follows:

          "C. "Event of Default' with respect to the Series C Bonds only means any one of the events specified in Sections (1), (2), (3), (4), (5), (8), (9) and (10) of clause A of this Section 9.01 or any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1)   Principal or Premium Payments—the Company fails to make any payment of principal, Make-Whole Amount or other premium on any Series C Bond when such payment is due; or

            (2)   Other Defaults—the Company fails to comply with any other provision of this Indenture or the Purchase Agreement pursuant to which the Series C Bonds were sold, and such failure continues for more than 30 days after such failure shall first become known to any officer of the Company;

            (3)   Warranties or Representations—any warranty, representation or other statement by the Company or by Southwest Water Company, a Delaware corporation, contained in this Indenture, the Purchase Agreement pursuant to which the Series C Bonds were sold or in any instrument or certificate furnished by the Company in compliance with this Indenture or the Purchase Agreement pursuant to which the Series C Bonds were sold is false or misleading in any material respect."

11.   ACCELERATION OF MATURITY.

        The first paragraph of Section 9.02 [Acceleration of Maturity; Rescission and Annulment] of the Existing Indenture is hereby amended and restated to read, in its entirety, as follows:

          "If an Event of Default occurs and is continuing with respect to any series of Bonds, in the case of an Event of Default specified in any of clauses (3) through (10), inclusive, of Section 9.01A [Events of Default] or in clauses (1) through (3) of Section 9.01B or 9.01C, upon written request of the Holders of not less than 50% in principal amount of the Bonds Outstanding of such series, the Trustee shall declare the principal of and interest on all the Bonds of such series to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration the Company will pay to the Holders of the Bonds of such series the whole amount then due and payable on such Bonds for interest and principal, and the Make-Whole Amount or other premium, if any, for such series and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. In the case of an Event of Default specified in either clause (1) or clause (2) of Section 9.01A [Events of Default], all principal, interest and the Make-Whole Amount or other premium, if any, for each series of Bonds then outstanding shall become immediately due and payable, without any further action on the part of the Trustee or any Holder."

12.   INCIDENTS OF SALE.

        Section 9.05A [Incidents of Sale] of the Existing Indenture is hereby amended and restated to read, in its entirety, as follows:

          "A. The principal of, the Make-Whole Amount or other premium, if any, and accrued interest on all Outstanding Secured Bonds, if not previously due, shall at once become and be immediately due and payable."

13.   APPLICATION OF MONEY COLLECTED.

        Section 9.07 [Application of Money Collected] is hereby amended by deleting the existing Subsections "B", "C" and "D" in their entirety and replacing them with the following Subsections "B" and "C" to read as follows:

          "(B)    Second: To the payment of the whole amount then due and unpaid upon the Outstanding Secured Bonds, for principal, Make-Whole Amount or other premium, if any, interest and all other amounts then due and owing in respect of such Outstanding Secured Bonds, whether pursuant to this Indenture, a Purchase Agreement or otherwise, in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Trustee or a sum sufficient therefor has been collected and payment thereof is legally enforceable at the respective rate or rates prescribed therefor in the Bonds) of the several series on overdue principal, Make-Whole Amount or other premium, if any, interest and other such obligations; and in the case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal, Make-Whole Amount or other premium, interest and other obligations, without any preference or priority, ratably according to the aggregate amount so due (except that any money collected by the Trustee pursuant to Sections 7.08 in respect of interest or income and 9.03 shall first be applied to the payment of interest so due); and

          (C)    Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct."

14.   NOTICE OF DEFAULTS.

        (a)   The proviso set forth in lines 9 through 18 of Section 10.02 [Notice of Defaults] of the Existing Indenture is hereby amended to delete the words "Series A Bonds or Series B Bonds" and replace them with the words "Series B Bonds or Series C Bonds." The last two provisos set forth in the last ten lines of Section 10.02 [Notice of Defaults] of the Existing Indenture are hereby amended and restated to read in their entirety as follows:

          "PROVIDED FURTHER, that in the case of any Default of the character specified in Section 9.01(A)(6) (Events of Default), except as specified in the next succeeding provision, no such notice to Bondholders shall be given until 30 days after the occurrence thereof; and, Provided Further, that in the case of any Default with respect to the Series B Bonds or Series C Bonds, the Trustee shall give written notice thereof to the Holders of, respectively, the Series B Bonds and Series C Bonds, as their names and addresses appear in the Bond Register, promptly after the Trustee has actual knowledge thereof."

15.   SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS.

        The proviso in lines 5 through 9 of the second to last paragraph of Section 13.02 [Supplemental Indentures with Consent of Bondholders] of the Existing Indenture is hereby amended and restated to read, in its entirety, as follows:

          "; Provided, However, that the Trustee shall not at any time make any such determination with respect to the Series B Bonds or Series C Bonds, respectively, without the prior written consent of the Holders of at least 66 2/3% in principal amount of the Series B Bonds or (ii) at least 70% in principal amount of the Series C Bonds, as the case may be, Outstanding at such time."

16.   EFFECTIVE DATE.

        As used herein, the Effective Date of this Third Amendment shall be that date upon which an executed and acknowledged counterpart of this Third Amendment is recorded in the Office of the County Recorder of Bernalillo County, New Mexico.

17.   INDENTURE IN EFFECT.

        The Company and the Trustee agree and acknowledge that the Existing Indenture, as amended and supplemented by this Third Amendment, remains in full force and effect in accordance with its terms.

18.   COMPANY COVENANT TO PAY TRUSTEE FEES.

        By its signature hereto, the Company covenants and agrees to pay the reasonable fees and costs of the Trustee incurred or charged in connection with the review and execution of this Third Amendment and all other instruments described in Recital D to this Third Amendment.

19.   COUNTERPARTS AND INCLUSIONS IN INDENTURE.

        This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Upon recordation of this Third Amendment in the Office of the County Recorder of Bernalillo County, New Mexico, this Third Amendment shall be and become a part of the Indenture and shall be construed as a part thereof. By its signature hereto, the Trustee authorizes the Company to record executed and acknowledged counterparts of this Third Amendment in the Office of the County Recorder of Bernalillo County, New Mexico.

20.   SEPARABILITY CLAUSE.

        In case any provision in this Third Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, and of the other provisions of the Indenture, shall not in any way be affected or impaired thereby.

21.   GOVERNING LAW.

        THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW MEXICO.

22.   COMPANY FISCAL YEAR.

        Notwithstanding anything contained in the Indenture, it is understood and acknowledged that the fiscal year of the Company is currently the calendar year (i.e., from January 1 through December 31).

        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment and Supplement to Indenture of Mortgage dated February 14, 1992, to be duly executed, with the Company's corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

NEW MEXICO UTILITIES, INC., Mortgagor
(SEAL)	By	Title:
	By	Title:
WELLS FARGO BANK, N.A., as Trustee Mortgagee
	By	Authorized Officer

STATE OF NEW MEXICO	)
) SS
COUNTY OF	)

        On                        , 2004, before me,                        , Notary Public, personally appeared                        personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

Notary Public
STATE OF NEW MEXICO	)
) SS
COUNTY OF	)

        On                        , 2004, before me,                        , Notary Public, personally appeared                        personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

Notary Public

STATE OF	)
) SS
COUNTY OF	)

        The foregoing instrument was acknowledged before me on                        , 2004 by                        ,                         of Wells Fargo, N.A., a national banking association.

Notary Public
My commission expires:

EXHIBIT 1

ADDITIONS TO REAL PROPERTY

        The following real property, all located in Bernalillo County, New Mexico, is added to the real property described on Exhibit "A" to and is subjected to the lien of the Indenture pursuant to Section 2 of the Third Amendment and Supplement to Indenture of Mortgage Dated February 14, 1992:

EASEMENTS:

130.	Easement filed June 23, 2000, in Book A7, page 770, as Document No. 2000-061014, records of Bernalillo County, New Mexico.
131.	Easement filed June 23, 2000, in Book A7, page 765, as Document No. 2000-061009, records of Bernalillo County, New Mexico.
132.	Easement filed December 18, 2000, in Book Al3, page 4722, as Document No. 2000-125182, records of Bernalillo County, New Mexico.
133.	Easement filed December 18, 2000, in Book Al3, page 4720, as Document No. 2000-125180, records of Bernalillo County, New Mexico.
134.	Easement filed February 28, 2001, in Book A16, page 677, as Document No. 2001-022165, records of Bernalillo County, New Mexico.
135.	Easement filed April 2, 2001, in Book Al7, page 4946, as Document No. 2001-036480, records of Bernalillo County, New Mexico.
136.	Easement filed April 2, 2001, in Book A17, page 4945, as Document No. 2001-036479, records of Bernalillo County, New Mexico.
137.	Easement filed May 17, 2001, in Book A19, page 5171, as Document No. 2002-056756, records of Bernalillo County, New Mexico.
138.	Easement filed April 16, 2002, in Book A34, page 8282, as Document No. 2002-048414, records of Bernalillo County, New Mexico.
139.	Easement filed May 9, 2002, in Book A35, page 9869, as Document No. 2002-060043, records of Bernalillo County, New Mexico.
140.	Easement filed May 29, 2002, in Book A36, page 8190, as Document No. 2002-068387, records of Bernalillo County, New Mexico.
141.	Easement filed June 12, 2002, in Book A37, page 4682, as Document No. 2002-074895, records of Bernalillo County, New Mexico.
142.	Easement filed July 30, 2002, in Book A39, page 5220, as Document No. 2002-095491, records of Bernalillo County, New Mexico.
143.	Easement filed July 30, 2002, in Book A39, page 5219, as Document No. 2002-095490, records of Bernalillo County, New Mexico.
144.	Easement filed July 30, 2002, in Book A39, page 5218, as Document No. 2002-095489, records of Bernalillo County, New Mexico.
145.	Easement filed October 2, 2002, in Book A42, page 7084, as Document No. 2002-127436, records of Bernalillo County, New Mexico.
146.	Easement filed April 23, 2003, in Book A54, page 6286, as Document No. 2003-066421, records of Bernalillo County, New Mexico.
(to Third Amendment and Supplement)

147.	Easement filed December 18, 2003, in Book A70, page 3859, as Document No. 2003-224339, records of Bernalillo County, New Mexico.
148.	Easement filed January 23, 2004, in Book A71, page 8821, as Document No. 2004-008850, records of Bernalillo County, New Mexico.
149.	Easement filed June 23, 2000, in Book A7, page 770, as Document No. 2000-061014, records of Bernalillo County, New Mexico.
150.	Easement filed June 23, 2000, in Book A7, page 765, as Document No. 2000-061009, records of Bernalillo County, New Mexico.
151.	Easement filed December 18, 2000, in Book Al3, page 4722, as Document No. 2000-125182, records of Bernalillo County, New Mexico.
152.	Easement filed December 18, 2000, in Book Al3, page 4720, as Document No. 000-125180, records of Bernalillo County, New Mexico.
153.	Easement filed February 28, 2001, in Book Al6, page 677, as Document No. 2001 -022165, records of Bernalillo County, New Mexico.
154.	Easement filed April 2, 2001, in Book A17, page 4946, as Document No. 2001-036480, records of Bernalillo County, New Mexico.
155.	Easement filed April 2, 2001, in Book A17, page 4945, as Document No. 2001-036479, records of Bernalillo County, New Mexico.
156.	Easement filed May 17, 2001, in Book A19, page 5171, as Document No. 2001-056756, records of Bernalillo County, New Mexico.
157.	Easement filed April 16, 2002, in Book A34, page 8282, as Document No. 002-048414, records of Bernalillo County, New Mexico.
158.	Easement filed May 9, 2002, in Book A35, page 9869, as Document No. 002-060043, records of Bernalillo County, New Mexico.
160.	Easement filed May 29, 2002, in Book A36, page 8190, as Document No. 2002-068387, records of Bernalillo County, New Mexico.
161.	Easement filed June 12, 2002, in Book A37, page 4682, as Document No. 2002-074895, records of Bernalillo County, New Mexico.
162.	Easement filed July 30, 2002, in Book A39, page 5220, as Document No. 2002-095491, records of Bernalillo County, New Mexico.
163.	Easement filed July 30, 2002, in Book A39, page 5219, as Document No. 2002-095490, records of Bernalillo County, New Mexico.
164.	Easement filed July 30, 2002, in Book A39, page 5218, as Document No. 2002-095489, records of Bernalillo County, New Mexico.
165.	Easement filed October 2, 2002, in Book A42, page 7084, as Document No. 2002-127436, records of Bernalillo County, New Mexico.
166.	Easement filed April 23, 2003, in Book A54, page 6286, as Document No. 2003-066421, records of Bernalillo County, New Mexico.
167.	Easement filed December 18, 2003, in Book A70, page 3859, as Document No. 2003-224339, records of Bernalillo County, New Mexico.

2

168.	Easement filed January 23, 2004, in Book A71, page 8821, as Document No. 2004-008850, records of Bernalillo County, New Mexico.
169.	Easement filed October 18, 1996, in Book 96-28, page 1809 as Document No. 1996-114937, records of Bernalillo County, New Mexico.
170.	Easement filed January 7, 1997, in Book 971, page 3184, as Document No. 1997-001336, records of Bernalillo County, New Mexico.
171.	Easement filed January 23, 1997, in Book 972, page 6453, as Document No. 1997-006927, records of Bernalillo County, New Mexico.
172.	Easement filed January 23, 1997, in Book 972, page 6447, as Document No. 1997-006926, records of Bernalillo County, New Mexico.
173.	Easement filed April 8, 1997, in Book 979, page 6778, as Document No. 1997-035231, records of Bernalillo County, New Mexico.
174.	Easement filed April 8, 1997, in Book 979, page 6774, as Document No. 1997-035230, records of Bernalillo County, New Mexico.
175.	Easement filed April 24, 1997, in Book 9711, page 853, as Document No. 1997-040981, records of Bernalillo County, New Mexico.
176.	Easement filed June 9, 1997, in Book 9715, page 5961, as Document No. 1997-057940, records of Bernalillo County, New Mexico.
177.	Easement filed June 9, 1997, in Book 9715, page 5867, as Document No. 1997-057934, records of Bernalillo County, New Mexico.
178.	Easement filed June 9, 1997, in Book 9715, page 5863, as Document No. 1997-057933, records of Bernalillo County, New Mexico.
179.	Easement filed June 9, 1997, in Book 9715, page 5859, as Document No. 1997-057932, records of Bernalillo County, New Mexico.
180.	Easement filed September 11, 1997, in Book 9725, page 1068, as Document No. 1997-094496, records of Bernalillo County, New Mexico.
181.	Easement filed December 9, 1997, in Book 9734, page 4766, as Document No. 1997-129420, records of Bernalillo County, New Mexico.
182.	Easement filed December 9, 1997, in Book 9734, page 4758, as Document No. 1997-129418, records of Bernalillo County, New Mexico.
183.	Easement filed January 22, 1998, in Book 982, page 7916, as Document No. 1998-007146, records of Bernalillo County, New Mexico.
184.	Easement filed February 24, 1998, in Book 9805, page 8743, as Document No. 1998-020204, records of Bernalillo County, New Mexico.
185.	Easement filed February 24, 1998, in Book 9805, page 8742, as Document No. 1998-020203, records of Bernalillo County, New Mexico.
186.	Easement filed February 24, 1998, in Book 9805, page 8741, as Document No. 1998-020202, records of Bernalillo County, New Mexico.
187.	Easement filed February 24, 1998, in Book 9805, page 8740, as Document No. 1998-020201, records of Bernalillo County, New Mexico.

3

188.	Easement filed February 24, 1998, in Book 9805, page 8739, as Document No. 1998-020200, records of Bernalillo County, New Mexico.
189.	Easement filed April 24, 1998, in Book 9808, page 8481, as Document No. 1998-050029, records of Bernalillo County, New Mexico.
190.	Easement filed May 20, 1998, in Book 9810, page 481, as Document No. 1998-062069, records of Bernalillo County, New Mexico.
191.	Easement filed July 30, 1998, in Book 9813, page 3709, as Document No. 1998-095434, records of Bernalillo County, New Mexico.
192.	Easement filed August 24, 1998, in Book 9814, page 4263, as Document No. 1998-106029, records of Bernalillo County, New Mexico.
193.	Easement filed December 8, 1998, in Book 9819, page 6162, as Document No. 1998-158018, records of Bernalillo County, New Mexico,
194.	Easement filed December 16, 1998, in Book 9819, page 9807, as Document No. 1998-161681, records of Bernalillo County, New Mexico.
195.	Easement filed December 22, 1998, in Book 9820, page 2467, as Document No. 1998-164316, records of Bernalillo County, New Mexico.
196.	Easement filed February 26, 1999, in Book 9903, page 5221, as Document No. 1999-025299, records of Bernalillo County, New Mexico.
197.	Easement filed February 26, 1999, in Book 9903, page 5220, as Document No. 1999-025298, records of Bernalillo County, New Mexico.
198.	Easement filed February 26, 1999, in Book 9903, page 5219, as Document No. 1999-025297, records of Bernalillo County, New Mexico.
199.	Easement filed July 9, 1999, in Book 9909, page 9425, as Document No. 1999-089657, records of Bernalillo County, New Mexico.
200.	Easement filed May 11, 2000, in Book A5, Page 5893, as Document No. 2000-046073, records, of Bernalillo County, New Mexico.
201.	Easement filed January 6, 2003, in Book A48, page 2448, as Document No. 2003-002452, records of Bernalillo County, New Mexico.
202.	Easement filed April 8, 2003, in Book A53, page 7248, as Document No. 2003-057360, records of Bernalillo County, New Mexico.
203.	Easement filed June 19, 2003, in Book A58, page 5210, as Document No. 2003-105443, records of Bernalillo County, New Mexico.
204.	Easement filed April 22, 2004, in Book A76, page 3352 as Document No. 2004-053504, records of Bernalillo County, New Mexico.
205.	Easement filed April 22, 2004, in Book A76, page 3351, as Document No. 2004-053503, records of Bernalillo County, New Mexico.
206.	Easement filed April 22, 2004, in Book A76, page 3350, as Document No. 2004-053502, records of Bernalillo County, New Mexico.

4

FEE PARCELS:

E.
A Tract of land situate within the Town of Alameda Grant, being a portion of Black Ranch, Tract 15, more particularly described by metes and bounds as follows:

  BEGINNING as a tie, at a point which is common to the Suth Boundary of the Alameda Grant and to the corners of Sections 16 & 17, T 11N, R 2 E., N.M.P.M.; Thence N 00 degrees 02' 00" E 2335.86 feet to a point; Thence S 89 degrees 28' 07" W., 3047.39 feet to the TRUE POINT OF BEGINNING, being the Southeast corner of said tract; Thence from said point of beginning, S 89 deg. 28' 07" W 438.79 feet to the Southwest corner of said tract; Thence N 00 deg. 12' 30" E., 483.67 feet to the Northwest corner of said tract; Thence N 89 deg. 12' 17" E., 439.23 feet to the Northeast corner of said tract; Thence S. 00 deg. 15' 23" W., 485.35 feet to the point of beginning

  AND

  BEGINNING as a tie at a point which is common to the South Boundary of the Alameda Grant and to the corners of Sections 16 & 17, T 11 N, R 2 E., N.M.P.M.; Thence N. 00 degrees 02' 00" E. 9543.84 feet to a point; Thence N 89 deg. 51' 48"W., 3040.92 feet to the true point of beginning, being the southeast corner of said tract; Thence from said point of beginning, N 89 deg. 51' 48" W, 440.00 feet to the Southwest corner of said Tract; Thence, N 00 deg. 12' 42" E, 495.32 feet to the Northwest corner of said tract; Thence, S 89 deg. 51' 48" E, 440.00 feet to the Northeast corner of said tract; Thence, S 00 deg. 12' 42" W, 495.32 feet to the point of beginning.

5

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  Exhibit 4.6d
EXHIBIT 1 ADDITIONS TO REAL PROPERTY